CMHC SYSTEMS, INC.
Consolidated Financial Statements
March 31, 2005 and 2004
(With Independent Auditors’ Report Thereon)

CMHC SYSTEMS, INC.

Table of Contents

KPMG LLP	Telephone	614 249 2300
Suite 500	Fax	614 249 2348
191 West Nationwide Boulevard	Internet	www.us.kpmg.com
Columbus, OH 43215-2568

Independent Auditors’ Report

The Board of Directors
CMHC Systems, Inc.:

We have audited the accompanying consolidated balance sheets of CMHC Systems, Inc. and subsidiary (the Company) as of March 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CMHC Systems, Inc. and subsidiary as of March 31, 2005 and 2004, and the results of their operations and their cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 3 to the consolidated financial statements, the consolidated balance sheet as of March 31, 2004 and the related consolidated statements of operations, stockholders’ deficit and cash flows for the year then ended have been restated.

/s/ KPMG LLP

September 12, 2005

KPMG LLP, a U.S. limited liability partnership, is the U.S.
member firm of KPMG International, a Swiss cooperative.

CMHC SYSTEMS, INC.

Consolidated Balance Sheets

March 31, 2005 and 2004

Assets	2005	2004 (Restated)
Cash and cash equivalents	$1,437,734	2,865,563
Trade receivables - net of allowance of $103,115 and $105,423 at March 31, 2005 and 2004, respectively	1,448,965	1,840,344
Inventory	485	46,455
Prepaid expenses and other current assets	1,016,284	909,082
Deferred income taxes	289,912	295,290
Total current assets	4,193,380	5,956,734
Property and equipment, net	2,489,395	2,434,266
Purchased software, net	1,076,356	1,435,141
Capitalized software development costs, net	282,128	326,021
Deferred income taxes	1,157,281	824,762
Other assets	70,143	54,336
Total assets	$9,268,683	11,031,260

Liabilities and Stockholders' Deficit
Current liabilities:
Current portion of long-term debt	$94,716	1,000,825
Current portion of capital lease obligations	12,866	11,496
Promissory note	692,253	—
Accounts payable	832,416	774,976
Accrued compensation and related liabilities	859,136	1,010,700
Other accrued liabilities	197,658	217,419
Deferred revenue	8,502,946	7,406,062
Total current liabilities	11,191,991	10,421,478

Noncurrent liabilities:
Long-term debt, net of current portion	1,937,894	1,944,763
Capital lease obligations, net of current portion	12,317	24,767
Minority interest - Partnership	54,697	57,043

Stockholders' deficit:
Redeemable preferred stock, no par value. Authorized 15,000 shares; issued and outstanding zero and 5,917 at March 31, 2005 and 2004, respectively stated at redemption value	—	1,316,750
Common stock, no par value. Authorized 1,150,000 shares; issued and outstanding 895,958 and 837,248 shares at March 31, 2005 and 2004, respectively	14,220	13,633
Additional paid-in capital	1,008,287	1,074,190
Accumulated deficit	(4,950,723)	(3,821,364)
Total stockholders' deficit	(3,928,216)	(1,416,791)
Total liabilities and stockholders' deficit	$9,268,683	11,031,260

See accompanying notes to consolidated financial statements.

CMHC SYSTEMS, INC.

Consolidated Statements of Operations

Years ended March 31, 2005 and 2004

	2005	2004 (Restated)
Revenues:
License	$3,274,633	4,226,003
Hardware	2,065,587	2,620,364
Professional services and support	16,460,035	17,030,811
	21,800,255	23,877,178
Cost of revenues:
License	965,297	1,112,189
Hardware	1,718,934	2,044,675
Professional services and support	6,493,320	6,966,892
	9,177,551	10,123,756
Gross margin	12,622,704	13,753,422
Operating expenses:
Selling and marketing	4,674,100	3,511,675
General and administrative	4,321,484	4,067,954
Product development	4,663,100	5,038,821
Operating income (loss)	(1,035,980)	1,134,972
Other income (expense):
Interest and other income	24,878	8,355
Interest expense	(213,949)	(386,244)
Minority interest - Partnership	(159,218)	(141,967)
Total other income (expense)	(348,289)	(519,856)
Income (loss) before income taxes	(1,384,269)	615,116
Income tax benefit (expense)	254,910	(200,975)
Net income (loss)	$(1,129,359)	414,141

See accompanying notes to consolidated financial statements.

CMHC SYSTEMS, INC.

Consolidated Statements of Stockholders' Deficit

Years ended March 31, 2005 and 2004

	Redeemable preferred stock		Common stock		Additional paid-in capital	Accumulated deficit	Partnership equity	Total stockholders' deficit
	Shares	Amount	Shares	Amount
Balances at March 31, 2003 (as reported)	5,917	$1,230,519	837,248	$13,633	1,141,511	(4,235,505)	48,076	(1,801,766)
Adjustment for restatement (see note 3)	—	—	—	—	—	—	(48,076)	(48,076)
Balances at March 31, 2003 (Restated)	5,917	1,230,519	837,248	13,633	1,141,511	(4,235,505)	—	(1,849,842)
Preferred stock dividends	—	86,231	—	—	(86,231)	—	—	—
Issuance of stock options to a consultant	—	—	—	—	18,910	—	—	18,910
Net income	—	—	—	—	—	414,141	—	414,141
Balances at March 31, 2004 (Restated)	5,917	1,316,750	837,248	13,633	1,074,190	(3,821,364)	—	(1,416,791)
Preferred stock dividends	—	75,503	—	—	(75,503)	—		—
Exercise of warrants	—	—	58,710	587	—	—	—	587
Non-cash stock compensation	—	—	—	—	9,600	—	—	9,600
Preferred stock redemption	(5,917)	(1,392,253)	—	—	—	—	—	(1,392,253)
Net loss	—	—	—	—	—	(1,129,359)	—	(1,129,359)
Balances at March 31, 2005	—	$—	895,958	$14,220	1,008,287	(4,950,723)	—	(3,928,216)

See accompanying notes to consolidated financial statements.

CMHC SYSTEMS, INC.

Consolidated Statements of Cash Flows

Years ended March 31, 2005 and 2004

	2005	2004 (Restated)
Cash flows from operating activities:
Net income (loss)	$(1,129,359)	414,141
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization of property and equipment	309,212	244,502
Amortization of debt discount and financing fees	—	58,439
Loss on disposal of property and equipment	1,093	10,335
Amortization of capitalized software	328,473	278,209
Amortization of purchased software	358,785	565,280
Non-cash stock compensation	9,600	—
Issuance of stock options to a consultant	—	18,910
Deferred taxes	(327,141)	127,065
Minority interest - Partnership	159,218	141,967
Changes in assets and liabilities, net of acquisition related assets and liabilities:
Receivables	391,379	(197,380)
Inventory	45,970	(25,011)
Prepaid expenses and other	(123,009)	(128,231)
Accounts payable	57,440	288,418
Deferred revenue	1,096,884	512,744
Accrued compensation and related liabilities	(151,564)	273,741
Other liabilities	(19,761)	80,329
Net cash provided by operating activities	1,007,220	2,663,458
Cash flows from investing activities:
Purchases of property and equipment	(365,434)	(275,008)
Acquisition of Earley Corporation	—	(41,280)
Additions to capitalized software	(284,580)	(18,918)
Net cash used in investing activities	(650,014)	(335,206)
Cash flows from financing activities:
Repayments of principal of long-term debt	(3,017,978)	(946,095)
Proceeds from issuance of long-term debt	2,105,000	—
Redemption of preferred stock	(700,000)	—
Proceeds from common stock warrants exercised	587	—
Principal payments under capital lease obligations	(11,080)	—
Distribution to minority interest-Partnership	(161,564)	(133,000)
Net cash used in financing activities	(1,785,035)	(1,079,095)
Increase (decrease) in cash and cash equivalents	(1,427,829)	1,249,157
Cash and cash equivalents:
Beginning of year	2,865,563	1,616,406
End of year	$1,437,734	2,865,563
Supplemental disclosure of cash flow information:
Interest paid	$61,437	183,445
Income taxes paid	101,942	30,717
Noncash financing activities:
Promissory note issued as settlement of preferred stock redemption	$692,253	—
Fixed assets purchased under capital lease obligations	—	37,180

See accompanying notes to consolidated financial statements.

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(1)	Description of Business and Basis of Presentation

CMHC Systems, Inc. (the Company) was incorporated in the state of Ohio to develop, sell, market, and support information systems for the mental health industry throughout the United States. In addition to mental health facilities, the Company has a number of public health facilities as customers.

The accompanying consolidated financial statements include the financial statements of 570 Metro Place North Limited Partnership (the Partnership). The Partnership, which is majority owned by the Company’s Chairman of the Board of Directors and majority stockholder, owns the land and the building where CMHC Systems, Inc. conducts most of its operations. Substantially all of the activities of the Partnership involve leasing the property to CMHC Systems, Inc. CMHC Systems, Inc. pays monthly rent to the Partnership and provides a guaranty on a mortgage loan of the Partnership.

(2)	Summary of Significant Accounting Policies

(a)	Principles of Consolidation

The consolidated financial statements include the financial statements of CMHC Systems, Inc. and subsidiary and those of the Partnership. The Partnership reports financial information based on a December 31 year-end. Thus, the accompanying 2005 and 2004 financial statements include the Partnership financial statements as of and for the years ended December 31, 2004 and 2003, respectively. All significant intercompany balances and transactions have been eliminated in consolidation.

Net income of the Partnership is recorded as a minority interest in Other income (expense) in the consolidated statements of operations. The Partnership equity is classified as Minority interest - Partnership in the consolidated balance sheet.

(b)	Cash Equivalents

Cash equivalents at March 31, 2005 and 2004 include $212,861 and $2,355,493 in short-term investments, respectively. The Company considers all highly liquid instruments with original maturities of three months or less to be cash equivalents.

(c)	Inventory

Inventory consists principally of computer forms and supplies and computer hardware for resale and is valued at the lower of cost or market using the first-in, first-out (FIFO) method.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(d)	Property and Equipment

Property and equipment are stated at cost. Depreciation of property and equipment is calculated on the straight-line method over the estimated useful lives of the assets. The useful lives of property and equipment are as follows:

Building, parking lot, and building
improvements	15 to 39 years
Computer equipment	3 to 7 years
Furniture and fixtures	5 to 7 years
Software	2 to 3 years

(e)	Purchased Software

Purchased software consists of software acquired in business combinations, which is being licensed by the Company. The software is being amortized using the straight-line method over the estimated useful lives of 4-5 years. Gross purchased software was $ 2,316,247 and accumulated amortization was $1,475,667 and $881,106 at March 31, 2005 and 2004, respectively. The Company estimates amortization expense will be $358,785, 358,785 and $358,786 in 2006, 2007, and 2008, respectively.

(f)	Capitalized Software Development Costs

The Company capitalizes certain expenditures related to the enhancement of existing computer software and development of new products once the working model of the software product is completed.

Upon completion of the enhancements or development of the new product, the capitalized costs are amortized using the straight-line method over the estimated useful life, usually three to five years.

At each balance sheet date, the unamortized capitalized cost of each product is compared to its net realizable value and written down to net realizable value if necessary. Accumulated amortization related to capitalized costs was $1,691,998 and $1,363,525 at March 31, 2005 and 2004, respectively.

(g)	Customer Deposits

The Company generally requires a deposit upon the execution of contracts. The deposit generally ranges from 20 to 50% of the contract value. All deposits are reflected as deferred revenue until the system is installed and the revenue is recognized.

(h)	Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on a detailed analysis of accounts receivable. In estimating the allowance for doubtful accounts, the Company primarily considers the age of the receivable and also considers the creditworthiness of the customer, the economic conditions of the customer’s industry, and general economic conditions,

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

among other factors. If any of these factors change, the Company may also change its original estimates, which could impact the level of its future allowance for doubtful accounts. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance sheet credit exposure related to its customers. Unbilled receivables of $296,923 and $235,567 are included in current accounts receivable at March 31, 2005 and 2004, respectively, and represent amounts recognized in revenue in advance of invoicing.

(i)	Revenue Recognition

The Company derives revenues by selling perpetual software licenses and hardware. The Company also derives revenues from annual maintenance and support services for its software. Revenue from perpetual software licenses is recognized when the following four criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred, (3) the related fee is fixed and determinable, and (4) collectibility is probable. Software license fees and hardware are not recognized upfront unless the Company has established vendor-specific objective evidence (VSOE) of the undelivered element of the arrangement. In the event the Company has not established VSOE, revenue from software licenses is recognized over the maintenance period. Maintenance revenue is recognized ratably over the applicable maintenance period and services revenue is recognized as the services are delivered.

Deferred revenues primarily represent support contracts or services that have been billed in advance of the support or services being provided.

The Company records reimbursements received for out-of-pocket expenses as revenues in the accompanying consolidated financial statements, with the related expense recorded as cost of revenue.

(j)	Income Taxes

Income taxes for CMHC Systems, Inc. are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Partnership is not subject to state or federal taxes as those amounts are included in the tax returns of the partners. Consequently, and as the Company does not have an equity ownership in the Partnership, no deferred taxes have been provided for the Partnership.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(k)	Stock Option Plan

The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations including FASB Interpretation No. 44, Accounting for Certain Transactions involving Stock Compensation, an interpretation of APB Opinion No. 25, to account for its fixed plan stock options. Under this method, compensation expense is recorded on the date of grant and amortized on a straight-line basis over the period of service only if the current market price of the underlying stock exceeds the exercise price. SFAS No. 123, Accounting for Stock-Based Compensation, established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above, and has adopted the disclosure requirements of SFAS No. 123.

The Company accounts for equity instruments granted to non-employees in accordance with the provisions of SFAS No. 123 and Emerging Issues Task Force Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods, or Services. All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the equity instrument issued, whichever is more reliably measurable. The measurement date of the fair value of the equity instrument issued is the earlier of the date on which the counterparty’s performance is complete or the date on which it is probable that performance will occur.

On April 1, 2003, CMHC issued 800 options to purchase common stock to four directors along with a put provision contained in a Buy-Sell Agreement with these same directors. The accounting treatment for these options requires variable accounting as prescribed by Financial Interpretation (FIN) No. 28, Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans. The Company will recognize compensation cost for the increases and decreases in the intrinsic value of the shares until the date the option is exercised.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

The following table illustrates the effect on net income (loss) if the Company had applied the fair value recognition provisions of SFAS No. 123, Accounting for Stock-Based Compensation, to stock-based employee compensation using the Black-Scholes option-pricing model with straight-line recognition of compensation cost over the related vesting periods for fixed awards.

	2005	2004 (Restated)
Net income (loss)	$(1,129,359)	414,141
Add:
Stock-based employee compensation expense included in reported net loss	9,600	—
Deduct:
Total stock-based employee compensation expense determined under fair value based method for all awards	(11,962)	(19,217)
Pro forma net income (loss)	$(1,131,721)	394,924

(l)	Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include revenue recognition, allowance for doubtful accounts, deferred tax valuation allowance, impairment of long lived estimates and fair value estimates.

(m)	Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

The Company’s long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

(n)	Reclassification

Certain 2004 amounts have been reclassified to conform to the 2005 presentation.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(3)	Restatement

In August of 2005, the Company identified that the accounting for the Partnership equity and earnings was not proper. The previously issued financial statements for the year ended March 31, 2004 have been restated to correct for these errors.

The Partnership equity and the earnings of the Partnership were included in the operating results and equity of the Company, respectively, when they should have been reported as a minority interest in the statement of operations and balance sheet.

The Company has reclassified the Partnership equity and earnings. The effect of these changes on the Company’s financial statements is as follows:

	Consolidated Balance Sheet as of March 31, 2004
	As Previously
	Reported	Adjustments	As Restated
Minority interest - Partnership	$—	57,043	57,043
Total stockholders’ deficit	(1,359,748)	(57,043)	(1,416,791)

	Consolidated Statement of Operations for the Year ended March 31, 2004
	As Previously
	Reported	Adjustments	As Restated
Minority interest - Partnership	$—	(141,967)	(141,967)
Income before taxes	757,083	(141,967)	615,116
Net income	556,108	(141,967)	414,141

The restatement did not impact net cash provided by operating activities or net cash used by investing and financing activities.

The Partnership equity of $48,076 as of March 31, 2003 has been recorded as an adjustment to the balance of total stockholders’ deficit as of March 31, 2003.

The Partnership is not subject to state or Federal income taxes as those amounts are included in the tax returns of the partners. As a result, the restatement has had no effect on income tax expense.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(4)	Property and Equipment

Property and equipment at March 31, 2005 and 2004 are summarized as follows:

	2005	2004
Building, parking lot, and building improvements	$2,626,427	2,626,427
Computer equipment	2,405,846	2,203,737
Furniture and fixtures	1,058,802	1,057,484
Software	164,926	45,161
Total	6,256,001	5,932,809
Less accumulated depreciation and amortization	(3,766,606)	(3,498,543)
Property and equipment, net	$2,489,395	2,434,266

Included in fixed assets is $37,180 of equipment recorded under capital lease agreements at March 31, 2005 and 2004. Accumulated amortization related to this equipment was approximately $12,394 and $0 as of March 31, 2005 and 2004, respectively.

(5)	Line of Credit

In November 2001, the Company obtained a line of credit from Silicon Valley Bank. The line of credit was renewed effective April 29, 2005, until April 30, 2006. The line of credit has a credit limit of $1,750,000 or 80% of the amount of the Company’s eligible receivables, plus $500,000 whichever is lower. The line of credit is secured by the Company’s inventory, receivables, equipment and general intangibles, and all of the Company’s deposit accounts. The Company is required to maintain its primary banking relationship with Silicon Valley Bank. The line bears an interest rate of 8% or prime plus 3%, whichever is greater. The Agreement requires a monthly minimum interest amount of $1,000 per month along with a collateral monitoring fee of $700 per month. The company believes it is in compliance with the minimum tangible net worth and minimum net income (loss) financial covenants as of March 31, 2005. In the event of noncompliance with the financial covenants, Silicon Valley Bank has the right to cease making loans under the line of credit, immediately request payment of all outstanding loans and take possession of the collateral for the loans. As of March 31, 2005 and 2004, the Company had no borrowings outstanding and approximately $1.7 million available as of March 31, 2005.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(6)	Long-Term Debt and Detachable Stock Warrants

Long-term debt consists of the following at March 31, 2005 and 2004:

	2005	2004
Subordinated loan, with interest payable monthly at 13.5%.
The outstanding balance was originally due on April 28,
2004. The Company renegotiated the timing of the principal
repayment with $470,000 payable on or before April 28, 2004
and the remaining balance of $470,000 due on October 28,
2004. The loan is secured by a subordinated position in all
of the Company’s assets and the common stock owned by
the primary stockholder. The final loan payment was made
on October 28, 2004.	$—	940,000

Partnership notes payable with monthly payments of principal and interest of $17,000-$22,000 through May 1, 2004.
Interest is prime plus 2%. The loan is secured by
the land and building and is guaranteed by
CMHC Systems, Inc. This debt was refinanced
on April 15, 2004 with Partnership notes payable.	—	1,468,438

Partnership Small Business Administration loan with monthly payments of principal and interest at 7.922% of $6,554 - $6,379 through through September 1, 2014. The loan is secured by the land
and building and on April 15, 2004 this debt was refinanced
with a Partnership notes payable.	—	537,150

Note payable with monthly payments of principal and
interest at 11.653% in the amount of $2,455 through
March 16, 2007.	48,966	—

Partnership notes payable with monthly payments of principal at
$2,389 until April 15, 2009 and interest at prime plus 3%
(8.25% at December 31, 2004). The loan is secured by the
land and building and is guaranteed by CMHC Systems, Inc.	407,680	—

Partnership notes payable with monthly payments of principal and interest of $9,892 through May 1, 2024. The interest
rate is 4.875%. The loan is secured by the land and building.	1,575,964	—
Total	2,032,610	2,945,588

Less current portion of long-term debt (see note below)	(94,716)	(1,000,825)
Long-term debt, net of current portion	$1,937,894	1,944,763

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

The approximate aggregate maturities of long-term debt for each of the five years subsequent to March 31, 2005 are as follows: 2006, $94,716; 2007, $99,203; 2008, $75,783; 2009, $371,142; 2010, $51,935; and thereafter, $1,339,831. During 2005, the Partnership refinanced all of the existing debt on the land and building occupied by CMHC Systems. A twenty year mortgage was obtained in the amount of $1,600,000 and a second mortgage was obtained with a five year term for $430,000. The interest rate on the first mortgage is 4.875%, subject to adjustment as defined, and the second mortgage is the Prime Rate plus 3.00%.

In connection with the subordinated loan, in 1998 the Company issued warrants to purchase a total of 58,750 shares of common stock at a purchase price of $0.001 per share. The warrants, which were immediately exercisable, expired on May 31, 2004. The Company determined the value of the warrants to be $528,000 at the date of grant using the Black-Scholes valuation model. The $528,000 was recorded as a debt discount and was amortized as interest expense through the original maturity date of April 28, 2004.

The warrants have a put feature whereby the holders of the warrants can require the Company to repurchase the warrants at fair market value. The put feature was exercisable until May 31, 2004. As a result of the loan amendment in April 2004, the subordinate lender and the Company agreed to extend the put and the expiration of the warrants until November 30, 2004. The warrants were exercised on November 18, 2004 at the exercise price of $.01 per share.

(7)	Leases

The Company has several operating leases for office space and equipment, and capital leases for fixed assets. The Company leases office space from the Partnership whose general partner is the Chairman of the Board of Directors and majority stockholder of the Company. The lease was renewed during fiscal year 2003 for two consecutive five year periods expiring on December 31, 2013. The lease calls for monthly rentals of $31,431. These monthly rentals are adjusted annually to accommodate adjustments for both inflation and mortgage amortization of the Partnership. Rentals for the renewal periods are mutually agreed-upon between the Partnership and the Company. The Company is responsible for all real estate taxes on the facility during the term of the lease. The Company is a guarantor of the second mortgage of this affiliated partnership for $430,000. These intercompany transactions have been eliminated in consolidation.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

The Company has certain other operating leases for office equipment and other office space. Future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of March 31, 2005 are:

	Capital lease	Operating leases
Year ending March 31:
2006	$14,689	362,311
2007	13,464	147,460
2008	—	27,082
2009	—	12,720
2010	—	9,540
Total minimum lease payments	28,153	$559,113
Less amount representing interest	2,970
Present value of minimum lease payments	25,183
Less current installments of obligations under capital lease	12,866
Obligations under capital lease, excluding current installments	$12,317

Total rent expense was $399,281 and $406,193 for 2005 and 2004, respectively.

(8)	Income Taxes

Income tax expense (benefit) consists of:

	2005
	Current	Deferred	Total
Federal	$30,792	(280,453)	(249,661)
State and local	41,439	(46,688)	(5,249)
Total income tax	$72,231	(327,141)	(254,910)

	2004
	Current	Deferred	Total
Federal	$—	104,101	104,101
State and local	73,910	22,964	96,874
Total income tax	$73,910	127,065	200,975

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

In 2005 and 2004, the income tax expense from continuing operations varies from the statutory rate due primarily to state and local income taxes, the change in the valuation allowance and, non-deductible amortization.

The tax effects of temporary differences that give rise to the deferred tax assets and liabilities for the years ended March 31, 2005 and 2004 are:

	2005	2004
Deferred tax assets:
Allowance for doubtful receivables	$43,205	43,751
Accrued compensation	246,707	251,539
Property and equipment and purchased software	131,018	167,523
Deferred revenue	105,844	—
Other	31,118	—
Net operating loss carryforwards	1,855,988	1,468,496
	2,413,880	1,931,309
Less valuation allowance	(848,475)	(675,958)
	1,565,405	1,255,351
Deferred tax liabilities:
Capitalized software development costs	118,212	135,299
Net deferred tax assets	$1,447,193	1,120,052

The Company has remaining net operating loss carryforwards totaling approximately $4,400,000 as of March 31, 2005, which expire in 2017 through 2024. Changes in the Company’s ownership may cause annual limitations on the amount of loss carryforwards that can be utilized to offset income in the future.

As of March 31, 2005, the Company had recorded a valuation allowance against a portion of its net deferred tax assets. The Company believes that the probability of generating sufficient taxable income in future years to realize the deferred tax assets is uncertain for a portion of the net operating loss carryforward. As a result, in 2005, the Company recorded an income tax expense in the amount of $172,517 from the increase in the valuation allowance.

(9)	Employee Benefit Plan

The Company has a defined contribution profit sharing and salary deferral plan under Section 401(k) of the Internal Revenue Code. Under this plan, eligible employees may elect to defer a portion of their salary until retirement by making periodic contributions to a nontaxable trust. The Company contributes a matching contribution of up to 6% of qualified deferred salaries (as defined) and an annual contribution determined each year by the board of directors. The Company’s aggregate contributions were $269,497 and $251,288 for the years ended March 31, 2005 and 2004, respectively.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

(10)	Redeemable Preferred Stock

The Company has authorized 1,150,000 shares of common stock and 15,000 shares of preferred stock.

During the year ended March 31, 2000, the Company entered into an agreement to sell shares of Convertible Redeemable Preferred Stock (preferred stock) to an unrelated investor for an amount up to $2,500,000. An initial sale occurred in April 1999, representing 5,917 shares for a total purchase price of $1,000,000. The investor did not exercise the option to purchase additional shares.

The shares of preferred stock could be converted into shares of common stock on a 1:10 ratio either upon a qualified initial public offering (as defined in the agreement) by the Company or upon the seventh anniversary of the most recent purchase of preferred shares by the investor. If no public offering had occurred by the fifth anniversary of the initial sale of preferred stock, the investor could require the Company to re-purchase the preferred stock between the fifth and seventh anniversary. Dividends accrued on the preferred stock at a rate of 7% per annum beginning in the fiscal year ended March 31, 2001. Any dividends not paid were cumulative and compounded at 7% per year. As of March 31, 2004, the Company had cumulative unpaid dividends of $316,750 ($53.53 per share). The holder of the preferred stock exercised the put on January 29, 2005. The redemption price including dividends and interest was $1,392,253. The company paid $700,000 of the redemption balance in cash, with the remaining $692,253 converted into a promissory note bearing a 14% interest rate due on April 29, 2005.

(11)	Stock Option Plan

During the fiscal year ended March 31, 1999, the Company adopted a stock option plan under which a committee of the board of directors may grant to employees, directors and consultants incentive stock options and nonqualified stock options with or without appreciation rights, restricted stock (as defined in the plan) and performance awards. The options may be exercised at such times as determined by the committee and expire ten years from the date of the grant (five years in the case of a participant who is a 10% stockholder). The options vest 33 1/3% after one year, 66 2/3% after two years and 100% after 3 years. The committee has sole discretion to determine the employees to whom shares of restricted stock and performance awards shall be granted along with all related terms and conditions of the grants or awards.

The Company made available 124,610 shares of common stock for issuance under this plan.

During the fiscal year ended March 31, 2003, the Company amended the Buy-Sell agreement for Directors, of which two were also common stockholders, to include a put option, exercisable upon the occurrence of certain events. This put option requires variable accounting for the Directors’ stock options. During fiscal year 2003, 800 options were granted to four Directors at a fair market value of $5.00. The Company will recognize compensation cost for the increases and decreases in the intrinsic value of the shares until the final measurement date. On March 31, 2005, the intrinsic value of the options increased from $5 to $17 per share, generating additional non-cash compensation expense of $9,600.

(Continued)

CMHC SYSTEMS, INC.

Notes to Consolidated Financial Statements

March 31, 2005 and 2004

Stock option activity during the years ended March 31, 2005 and 2004 is as follows: 2005

	2005		2004
		Weighted		Weighted
		average		average
		exercise		exercise
	Shares	price	Shares	price
Outstanding at beginning of year	103,730	$5.44	73,650	$5.59
Granted	—	—	36,350	5.00
Forfeited	45,415	4.73	6,270	4.59
Options outstanding at end
of year	58,315	5.99	103,730	5.44
Weighted average fair value of
options granted during the
year	$—		$1.32

	Options outstanding		Options exercisable
	Number		Options	Weighted
	outstanding at	Remaining	exercisable at	average
Range of	at March 31,	contractual	at March 31,	exercise
exercise prices	2005	life	2005	price
$ 4.50	34,645	6.33 years	34,645	$4.50
$ 5.00	23,670	6.33 years	7,663	5.00
$ 4.50 to $5.00	58,315		42,308
Under the terms of the option agreements, employee’s option privileges expire upon termination from the Company unless due to death or disability.

During the fiscal year ended March 31, 2005, the Company did not grant any options to employees.

During the fiscal year ended March 31, 2004, the Company granted 29,850 options at a price of $5.00 per share to employees. The fair value of each option was estimated on the date of the grant using the minimum value method with the following assumptions: expected volatility of 0%; dividend yield of 0%; risk-free interest rate of 3.47%, 3.57% and 3.69% depending upon the grant date; and an expected life of 6 years. One third of the options vest each April 1 or November 21, starting April 1, 2004 and November 21, 2004.

During the fiscal year ended March 31, 2004, the Company issued 6,500 options to purchase common stock to a consultant. The fair value of the options was estimated on the date of the grant using the fair value method with the following assumptions: expected volatility of 50%; dividend yield of 0%; risk-free interest rate of 3.47%, and an expected life of 8 years. The options issued to the consultant vested 100% upon the date of grant.